EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces Closing of Non-Brokered Private

Placement Financing with Waterton Precious Metals Fund II Cayman, LP

Coeur d’Alene, Idaho – September 23, 2015 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”), announced today that it has closed the previously announced non-brokered private placement of 1,331,861 shares of common stock of the Company at a price of US$0.375 per share to Waterton Precious Metals Fund II Cayman, LP, for total proceeds of US$499,447.87.

Timberline intends to use the net proceeds from the private placement for the continued advancement of the Company’s projects in Nevada and for general working capital purposes.

The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements.  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  The securities being offered have not been approved or disapproved by any regulatory authority.  The securities have also been issued with a legend indicating that unless permitted under securities legislation, the securities cannot be traded until January 24, 2016.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its gold resource at the Lookout Mountain project area, and has recently completed a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers, as well as a 50% carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended use of any proceeds from the private placement. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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